                                                                      EXHIBIT 23






INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-318087 of Met-Coil Systems Corporation on Form S-8, of our report dated July 19, 1999, appearing in this Annual Report on Form 10-K of Met-Coil Systems Corporation for the years ended May 31, 1999 and 1998.




McGLADREY & PULLEN, LLP
Cedar Rapids, Iowa
July 19, 1999

                                                                      EXHIBIT 23






INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-318087 of Met-Coil Systems Corporation on Form S-8, of our report dated August 27, 1997, appearing in this Annual Report on Form 10-K of Met-Coil Systems Corporation for the year ended May 31, 1999.




DELOITTE & TOUCHE, LLP
Cedar Rapids, Iowa
August 18, 1999